SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                            C U R R E N T   R E P O R T

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                             May 28, 1997 (May 27, 1997)
                  Date of Report (Date Of Earliest Event Reported)

                                  HFS INCORPORATED
          (Exact Name Of Registrant As Specified In Its Charter)

                                      Delaware
                   (State Or Other Jurisdiction Of Incorporation)

                  1-11402                         22-3059335
          (Commission File Number)      (IRS Employer Identification No.)

                                    6 Sylvan Way
                           Parsippany, New Jersey  07054
          (Address Of Principal Executive Offices)       (Zip Code)

                                 (201) 428-9700
                (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
           (Former Name Or Former Address, If Changed Since Last Report)



          ITEM 5.  OTHER EVENTS.

                    On May 27, 1997, HFS Incorporated, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with CUC International Inc., a Delaware corporation ("CUC").

                    Pursuant to the Merger Agreement, the Company will be merged with and into CUC (the "Merger"), with CUC continuing as the surviving corporation. The name of the combined company will be determined prior to consummation of the Merger. In connection with the Merger, CUC will issue 2.4031 shares of CUC common stock in exchange for each issued and outstanding share (other than treasury shares and shares owned by CUC) of the Company's common stock, with the aggregate value of all CUC shares so issued equal to approximately $11 billion. The combined company's market capitalization following the Merger will total approximately $22 billion.

                    The Merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Consummation of the Merger is subject to customary regulatory approvals and the respective approval of the stockholders of the Company and CUC. The Merger is expected to be consummated in the Fall of 1997.

                    CUC is a leading membership-based, consumer services company, which, among other things, provides individual, wholesale and discount memberships with shopping, travel, auto, dining, credit card and other components.

                    The information set forth above is qualified in its entirety by reference to the Merger Agreement, the corporate governance documents for the combined company and the press release announcing the transaction, copies of which are attached hereto as Exhibits and are incorporated herein by reference.


          ITEM 7(C).  EXHIBITS.

          Exhibit
          Number                   Description

            2.1 Agreement and Plan of Merger, dated as of May 27, 1997, between HFS Incorporated and CUC International Inc.

            99.1 Restated Certificate of Incorporation of the combined company to be in effect upon consummation of the Merger.

            99.2         Amended and Restated By-Laws of the
                         combined company to be in effect upon
                         consummation of the Merger.

            99.3 Corporate Governance Plan for the combined company.

            99.4 Joint Press Release, dated May 27, 1997, issued by HFS Incorporated and CUC
                         International Inc.



                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

          Dated:  May 28, 1997

                                   HFS INCORPORATED

                                   By:   /s/ James E. Buckman
                                   Name:  James E. Buckman
                                   Title: Executive Vice President
                                          and General Counsel



                                EXHIBIT INDEX

          Exhibit
          Number              Description

            2.1 Agreement and Plan of Merger, dated as of May 27, 1997, between HFS Incorporated and CUC International Inc.

            99.1 Restated Certificate of Incorporation of the combined company to be in effect upon consummation of the Merger.

            99.2         Amended and Restated By-Laws of the
                         combined company to be in effect upon
                         consummation of the Merger.

            99.3 Corporate Governance Plan for the combined company.

            99.4 Joint Press Release, dated May 27, 1997, issued by HFS Incorporated and CUC
                         International Inc.